EXHIBIT 99.1

Press Contact:	Investor Relations Contact:
Bob Berger	Michael Magaro
TIBCO Software Inc.	TIBCO Software Inc.
(415) 846-5713	(650) 846-5747
bberger@tibco.com	mmagaro@tibco.com

TIBCO SOFTWARE REPORTS

FOURTH QUARTER FINANCIAL RESULTS

PALO ALTO, Calif., December 17, 2003 – TIBCO Software Inc. (Nasdaq:TIBX), a leading enabler of real-time business and the leading independent business integration software company in the world, as demonstrated by market share and analyst reports, today announced results for its fourth fiscal quarter ended November 30, 2003. Total revenues for the fourth quarter were $73.0 million. License revenues for the fourth quarter were $40.1 million. Net income for the quarter calculated in accordance with accounting principles generally accepted in the United States was $7.6 million or $.03 per share on a fully diluted basis.

TIBCO had non-GAAP net income for the fourth fiscal quarter of $8.5 million. TIBCO’s non-GAAP net income per share on a fully diluted basis was $.04 for the quarter. Non-GAAP results exclude stock-based compensation charges, amortization of acquired intangibles and technology, and restructuring charges, and assume a non-GAAP effective tax rate of 38%.

“In Q4, we extended our leadership as the industry’s largest independent software provider of integration products for real-time business,” said Vivek Ranadivé. “We are committed to growing our company profitably, and capitalizing on the momentum we have going into 2004.”

Highlights for TIBCO’s Fourth Fiscal Quarter 2003

•	During Q4, we added 64 new customers, including companies such as DHS – State Government of Victoria, Medica, Sprague Energy, Toyota Financial Services and Vivo, among others. In addition, we increased and successfully expanded our business relationships with market leaders such as Agilent, British Petroleum, Philips Semiconductors, Cendant Corporation, KPN, Shell and Toshiba.

•	During the fourth quarter, TIBCO also formed OEM relationships with Integra SP and Triple Point Technology and continued to strengthen and expand partnerships with key Systems Integrators and software vendors, such as Accenture, Siebel, EDS, HP and NCR Teradata.

Conference Call Details

TIBCO Software has scheduled a conference call for 5:00 p.m. EST today to discuss its fiscal fourth quarter results. Interested parties may access the conference call over the Internet through CCBN at www.companyboardroom.com. To listen to the live call, please go to the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast of the call, a replay will be available through TIBCO Software Inc.’s website at www.tibco.com shortly after the live call ends.

About TIBCO Software Inc.

TIBCO Software Inc. (Nasdaq:TIBX) is the leading independent business integration software company in the world, demonstrated by market share and analyst reports. In addition, TIBCO is a leading enabler of Real-Time Business, helping companies become more cost-effective, more agile and more efficient. TIBCO has delivered the value of real-time business, what TIBCO calls The Power of Now®, to over 2,100 customers around the world and in a wide variety of industries. For more information on TIBCO’s proven business integration, business optimization and enterprise backbone solutions, TIBCO can be reached at 650-846-1000 or on the Web at www.tibco.com. TIBCO is headquartered in Palo Alto, CA.

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TIBCO, the TIBCO logo, The Power of Now and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

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Use of Non-GAAP Financial Information

TIBCO provides non-GAAP net income and non-GAAP net income per share data as additional information for its operating results. These measures are not in accordance with, or an alternative for, accounting principles generally accepted in the United States and may be different from non-GAAP measures used by other companies. TIBCO believes that presentation of non-GAAP net income and non-GAAP net income per share data provides useful information to management and investors regarding certain additional financial and business trends relating to the company’s financial condition and results of operations.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements regarding TIBCO’s continuing extension of its leadership as the industry’s largest independent integration software provider, its commitment to growing the company profitably and its ability to capitalize on the momentum going into 2004. Actual results could differ materially from such forward-

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looking statements if demand for TIBCO’s products and services or economic conditions affecting the market for TIBCO’s products and services fluctuate, if TIBCO is unable to successfully compete with existing or new competitors, or if TIBCO is unable to successfully execute its plans for future growth. Additional information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements set forth herein, including TIBCO’s history of losses, the unpredictability of future revenue, TIBCO’s lack of long-term customer contracts, rapid technological and market changes, risks associated with infrastructure software and the volatility of TIBCO’s stock prices are discussed more fully in TIBCO’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to its most recent reports on Forms 10-Q and 10-K filed with the SEC on October 14, 2003 and February 5, 2003. Copies of filings made with the SEC are available through the SEC’s electronic data gather analysis and retrieval system (EDGAR) at www.sec.gov. TIBCO assumes no obligation to update the forward-looking statements included in this release.

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TIBCO Software Inc.

Non-GAAP Statements of Operations

Impact of Non-GAAP Adjustments on Reported Net Income

(unaudited, in thousands, except per share data)

	Three Months Ended November 30, 2003			Twelve Months Ended November 30, 2003
	GAAP	Adjustments*	Non-GAAP	GAAP	Adjustments*	Non-GAAP
Revenue	$72,975	$—	$72,975	$264,210	$—	$264,210
Cost of revenue	15,811	(37)	15,774	58,719	(201)	58,518
Amortization of acquired technology	1,192	(1,192)	—	4,766	(4,766)	—

Gross profit	55,972	1,229	57,201	200,725	4,967	205,692

Operating expenses:
Research and development	15,621	(61)	15,560	64,588	(513)	64,075
Sales and marketing	25,655	(53)	25,602	110,230	(276)	109,954
General and administrative	5,110	(6)	5,104	20,334	(73)	20,261
Restructuring charges	—	—	—	1,100	(1,100)	—
Amortization of acquired intangibles	499	(499)	—	1,997	(1,997)	—

Total operating expenses	46,885	(619)	46,266	198,249	(3,959)	194,290

Income from operations	9,087	1,848	10,935	2,476	8,926	11,402
Interest and other income, net	2,774	—	2,774	15,007	—	15,007

Income before income taxes	11,861	1,848	13,709	17,483	8,926	26,409

Provision for income taxes (1)	4,237	972	5,209	6,043	3,992	10,035

Net income	$7,624	$876	$8,500	$11,440	$4,934	$16,374

Net income per share—basic	$0.04		$0.04	$0.05		$0.08

Basic shares outstanding	212,956		212,956	211,555		211,555

Net income per share—diluted	$0.03		$0.04	$0.05		$0.07

Diluted shares outstanding	220,928		220,928	219,475		219,475

*	The following table summarizes the adjustments for the respective periods presented:

	Three Months Ended November30, 2003	Twelve Months Ended November 30, 2003
Net income, GAAP	$7,624	$11,440
Stock-based compensation charges	157	1,063
Amortization of acquired intangibles and technology	1,691	6,763
Restructuring charges	—	1,100
Provision for income taxes (1)	(972)	(3,992)

Net income, non-GAAP	$8,500	$16,374

(1)	A projected pro forma effective tax rate for 2003 of 38% has been used to adjust the provision for income taxes for non-GAAP presentation purposes.

TIBCO Software Inc.

Balance Sheets

(unaudited, in thousands)

	November 30 2003	August 29, 2003	November 30, 2002
ASSETS
Current assets:
Cash and cash equivalents	$83,278	$94,887	$57,229
Short-term investments	521,391	506,465	580,624
Accounts receivable, net	53,659	36,533	59,795
Accounts receivable from related parties	4,454	260	1,483
Other current assets	15,549	16,036	14,462

Total current assets	678,331	654,181	713,593

Property and equipment, net	119,124	123,214	54,827
Other assets	34,923	35,055	8,348
Goodwill	103,006	103,006	101,994
Acquired intangibles, net	7,875	9,566	15,826

Total assets	$943,259	$925,022	$894,588

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$3,692	$4,068	$5,242
Amounts due related parties	1,641	1,492	1,846
Accrued liabilities	36,219	28,555	41,681
Accrued excess facilities costs	42,522	44,760	51,311
Deferred revenue	42,914	38,275	49,781
Current portion of long term note payable	1,624	1,604	—

Total liabilities	128,612	118,754	149,861

Long-term note payable	51,853	52,266	—

Stockholders’ equity:
Common stock	213	213	210
Additional paid-in capital	921,040	919,392	912,821
Unearned stock-based compensation	(254)	(422)	(1,333)
Accumulated other comprehensive income	225	873	2,897
Accumulated deficit	(158,430)	(166,054)	(169,868)

Total stockholders’ equity	762,794	754,002	744,727

Total liabilities and stockholders’ equity	$943,259	$925,022	$894,588

TIBCO Software Inc.

Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended November 30, 2002	Twelve Months Ended November 30, 2002	Three Months Ended August 29, 2003	Three Months Ended November 30, 2003	Twelve Months Ended November 30, 2003
License Revenue:
Non-related parties	$38,324	$144,165	$32,410	$36,222	$121,393
Related parties	3,508	14,949	2,192	3,911	19,116

Total license revenue	41,832	159,114	34,602	40,133	140,509

Service and maintenance revenue:
Non-related parties	25,934	99,535	26,574	28,246	106,031
Related parties	2,932	12,316	4,189	3,858	15,098
Billed expenses	593	2,428	749	738	2,572

Total service and maintenance revenue	29,459	114,279	31,512	32,842	123,701

Total revenue	71,291	273,393	66,114	72,975	264,210
Cost of revenue:
Stock-based compensation	97	527	44	37	201
Other cost of revenue non-related parties	15,364	62,628	15,326	16,767	61,004
Other cost of revenue related parties	225	2,517	1,479	199	2,280

Gross Profit	55,605	207,721	49,265	55,972	200,725

Operating expenses:
Research and development
Stock-based compensation	235	1,318	77	61	513
Other research and development	18,724	71,026	14,120	15,560	64,075
Sales and marketing
Stock-based compensation	360	1,286	85	53	276
Other sales and marketing	29,274	126,467	28,404	25,602	109,954
General and administrative
Stock-based compensation	26	919	10	6	73
Other general and administrative	5,063	21,406	4,404	5,104	20,261
Acquired in-process research and development	—	2,400	—	—	—
Restructuring charges	—	49,336	—	—	1,100
Amortization of acquired intangibles	5,009	20,245	499	499	1,997

Total operating expenses	58,691	294,403	47,599	46,885	198,249

Loss from operations	(3,086)	(86,682)	1,666	9,087	2,476
Interest and other income, net	4,299	23,164	1,391	1,965	12,083
Realized gain (loss) on investments	1,765	(6,900)	747	809	2,924

Net income (loss) before income taxes	2,978	(70,418)	3,804	11,861	17,483
Provision (benefit) for income taxes	(389)	24,162	1,088	4,237	6,043

Net income (loss)	$3,367	$(94,580)	$2,716	$7,624	$11,440

Net income (loss) per share—basic	$0.02	$(0.46)	$0.01	$0.04	$0.05

Shares used to compute net income (loss) per share—basic	209,484	205,821	211,827	212,956	211,555

Net income (loss) per share—diluted	$0.02	$(0.46)	$0.01	$0.03	$0.05

Shares used to compute net income (loss) per share—diluted	217,504	205,821	219,681	220,928	219,475